THIS THIRD AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED
PARTNERSHIP OF HAGEDORN PARTNERSHIP, L.P., as amended (the "Partnership Agreement"), is made as of the 20th day of July, 2001, by the General Partners of the Partnership (the "Third Amendment").

          WHEREAS, the General Partners have unanimously adopted, as of July 20, 2001, an Amendment No. 1 (the "Plan Amendment") to the Hagedorn Partnership, L.P. Liquidity Plan (the "Liquidity Plan") at the regular meeting of the General Partners held on July 20, 2001;

          WHEREAS, in connection with the adoption of the Liquidity Plan, the General Partners adopted the Second Amendment, dated as of July 28, 2000, to the Partnership Agreement (the "Second Amendment"), implementing certain terms of the Liquidity Plan;

          WHEREAS, implementation of the Plan Amendment requires the amendment of certain of the provisions of the Partnership Agreement added by the Second Amendment;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.   Defined Terms.
     -------------

          Capitalized terms used herein (including in the introduction and recitals above) and not otherwise defined have the respective meanings assigned to them in the Partnership Agreement or in the Liquidity Plan, as applicable.

2.   Amendments.
     ----------

          (a) Section 2(c) of the Second Amendment is hereby amended by deleting the phrase "Section 5(b) of the Liquidity Plan" in the second line thereof and replacing it then with the phrase "Section 5(a) of the Liquidity Plan".

          (b) Section 2(e) of the Second Amendment is hereby amended and restated to read in its entirety as follows:

            "(e) Following any sale or distribution of Scotts Common Stock by the Partnership pursuant to Section 2(a) or Section 3(a) of the Liquidity Plan, (A) the amounts otherwise distributable by the Partnership pursuant to Section 4 of the Partnership Agreement to the holders of any Class of Interests that received all or a portion of such distribution with respect to dividends or other distributions on, or proceeds from the sale of, shares of Scotts Common Stock owned by the Partnership (excluding sales or distributions pursuant to Sections 2, 3 or 5 of the Liquidity Plan) shall be reduced by the amount by which (i) the reduction in the amount of those dividends, distributions or sale proceeds derived by the Partnership as a result of the reduction of the Partnership's holdings of Scotts Common Stock caused by such sale or distribution pursuant to Section 2(a) or Section 3(a) of the Liquidity Plan exceeds (ii) the reduction in the amount of those dividends, distributions or sale proceeds that is distributable to the Charity as a result of such reduction in the Partnership's holdings of Scotts Common Stock, and the amounts of Income otherwise allocable by the Partnership to the holders of such Class of Interests pursuant to Section 3 of the Partnership Agreement shall be reduced in a parallel manner."

3.   Miscellaneous.
     -------------

          (a) Except as expressly amended by this Third Amendment, the Partnership Agreement shall remain in full force and effect in accordance with its terms.

          (b) Captions contained in this Third Amendment are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Second Amendment or any provision hereof.

          (c) This Third Amendment may be executed in one or more counterparts, which may include facsimile counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the General Partners hereto have executed this Agreement as of the day and in the year first above written.



                                         /s/ James Hagedorn
                                         ------------------------------------
                                         James Hagedorn



                                         /s/ Katherine Hagedorn Littlefield
                                         ------------------------------------
                                         Katherine Hagedorn Littlefield



                                         /s/ Paul Hagedorn
                                         ------------------------------------
                                         Paul Hagedorn



                                         /s/ Peter Hagedorn
                                         ------------------------------------
                                         Peter Hagedorn



                                         /s/ Robert Hagedorn
                                         ------------------------------------
                                         Robert Hagedorn



                                         /s/ Susan Hagedorn
                                         ------------------------------------
                                         Susan Hagedorn